UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  June 2, 2006

(Date of earliest event reported)

Opta Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Bayshore Highway, Suite 600, Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (650) 579-3610

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

(b)  Departure of Principal Officer

On June 2, 2006, Sean Shaojian Wang tendered his resignation as Chief Operating Officer and Chief Financial Officer of Opta Corporation (the “Company”) effective as of June 5, 2006.  Mr. Wang’s resignation was voluntary and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)  Appointment of Principal Officer

Effective as of the date of Mr. Wang’s resignation, Vincent Yong Yan, the Company’s current President and Chief Executive Officer, was appointed as interim Chief Financial Officer of the Company pending completion of the search process for a permanent chief financial officer. Mr. Yan will continue to also serve as the Company’s President and Chief Executive Officer.

Vincent Yong Yan, 43, was elected as a Class II Director of the Company on June 29, 2001. Mr. Yan has been the President, Chief Executive Officer and Secretary of the Company since June 29, 2001. Mr. Yan was the Chief Financial Officer of the Company from June 29, 2001 until November 2002.  Mr. Yan also has served as a Vice President, director and member of the Executive Committee of the board of directors of Correlant Communications, Inc., a former subsidiary of the Company, since February 2003.  Mr. Yan has been Executive Director and Chief Financial Officer of TCL International Holdings, Ltd., a publicly traded consumer electronics and information technology company since 1999.  Mr. Yan was appointed chief financial officer of TTE Corp., a joint venture between TCL International Holdings, Ltd. and Thomsom S.A. in 2004.  Additionally, he was elected chairman of the board of TTE Corp in 2004 and Chairman of the Board of TCL-Alcatel in December, 2004.  Prior to joining TCL International Holdings, Ltd., Mr. Yan served as PRC Country Manager of Tulip Computers (Asia) Ltd., a subsidiary of a European computer manufacturer. Mr. Yan has over ten years of experience in the computer and consumer goods industries. Mr. Yan holds an MBA from Stanford University and a Masters degree in Computer Science from Peking University.

                On June 29, 2001, the Company entered into a one-year employment agreement with Mr. Yan for the positions of President, Chief Executive Officer, Chief Financial Officer from June 2001 to November 2002, and Secretary of the Company. This agreement may be extended for successive one-year periods by the Company and Mr. Yan. For his services, Mr. Yan was originally paid an annual salary of $120,000, increased to $180,000 in fiscal 2004, and an annual bonus to be determined in the discretion of the Company’s Compensation Committee of the Board of Directors. A copy of the employment contract with Vincent Yan was attached in the Company’s Form 10-K filed on October 12, 2001. His employment agreement has been extended annually since 2001, and there is no amendment to his employment agreement as a result of this new appointment.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date: June 6, 2006	By:	/s/ Vincent Yan
Vincent Yan
President and CEO